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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements No. 2-78395, No. 33-15265, No. 33-33870, No. 33-35139, No. 33-43694, No. 33-
48952, and No. 33-57543, each on Form S-8, and No. 33-45863, No. 33-50981, No.
33-52986, No. 33-50579, No. 33-55439, No. 33-58467, and No. 33-56603, each on
Form S-4, of Mercantile Bancorporation Inc. of our report dated March 10, 1995, with respect to the consolidated financial statements of TCBankshares, Inc. included in this Mercantile Bancorporation Inc. Current Report on Form 8-K dated May 1, 1995.


                                         /s/ Ernst & Young LLP

Little Rock, Arkansas
May 11, 1995